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                                                                    Exhibit 21.1

                         OIL STATES INTERNATIONAL, INC.
                                  SUBSIDIARIES

     SUBSIDIARY                                     STATE/COUNTRY
     ----------                                     -------------
Capstar Drilling, L.P.                              Texas

Crown Camp Services Ltd                             Alberta, Canada

General Marine Leasing, L.L.C.                      Delaware

HWCES International                                 Cayman Islands

HWC Energy Services, Inc.                           Delaware

HWC Limited                                         Louisiana

Hydraulic Well Control, L.L.C.                      Delaware

Oil States Industries, Inc.                         Delaware

Oil States Industries (Asia) Pte Ltd                Singapore

Oil States Industries (UK) Limited                  United Kingdom

Oil States Skagit SMATCO L.L.C.                     Delaware

PTI Group, Inc.                                     Alberta, Canada

PTI Premium Camp Services Ltd.                      Alberta, Canada

Sooner Inc.                                         Delaware

Sooner Pipe Inc.                                    Oklahoma

A-Z Terminal Corporation                            Oklahoma

Specialty Rental Tools & Supply, L.P.               Texas

Travco Industrial Housing Ltd.                      Alberta, Canada